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                                                                      EXHIBIT 11

                               BAY NETWORKS, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)


   Information relating to computation of earnings per share is set forth under the caption "Earnings Per Share" in Note 10 of the Notes to Condensed Consolidated Financial Statements. Such information is incorporated by reference.









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